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                                                                    Exhibit 10.3


                                 EMPLOYMENT AGREEMENT

     THIS AGREEMENT ("Agreement") is made this 11th day of August, 1999, by and between VELTRE ENTERPRISES, INC., a Nevada corporation (the
"Corporation") and KEITH VELTRE ("Employee"). In consideration of the mutual covenants and promises contained herein, the parties agree as follows:

     1. EMPLOYMENT. The Corporation hereby employs Employee as its President and Chief Executive Officer. Employee shall report directly to the President of americabilia.com, the parent corporation of the Corporation. Employee shall be responsible for overall supervision of the day to day operations of the Corporation's business including product development and implementation of sales and marketing direction and strategy. Employee hereby accepts such employment and agrees to perform the foregoing and such other duties as are customarily performed by one holding such position in other, same or similar businesses as that engaged in by the Corporation and to render any such other services and duties as may be assigned from time to time by the President of americabilia.com or the Board of Directors of the Corporation.

     2. PERFORMANCE OF EMPLOYEE'S DUTIES. The Employee agrees to devote his full time attention and efforts to the faithful and loyal performance of his duties for the Corporation and to render service to the Corporation to the best of his ability, experience and talent to the reasonable satisfaction of the Corporation. Such duties shall be rendered at such place or places as the Corporation shall require in accordance with the best interests, needs, business and opportunities of the Corporation.

     3. TERM OF EMPLOYMENT. The term of employment shall be for a period of five (5) years, commencing on August 11, 1999, and terminating on August 10, 2004, unless earlier terminated as provided herein. Notwithstanding the foregoing, Employee shall have the option to terminate this Agreement in the event the Corporation or its business are sold.

     4. LIMITATIONS ON OTHER EMPLOYMENT. During the term hereof, Employee shall not enter into the services of or be employed in any capacity or for any purposes whatsoever, whether directly or indirectly, by any person, firm, corporation or entity other than the Corporation, and will not, during said period of time, be engaged in any business, enterprise or undertaking other than employment by the Corporation except as approved in writing by the Chief Executive Officer of the Corporation. Employee may engage in personal recreation and community or civic service so long as these activities do not detract from the full discharge of Employee's duties hereunder.

     5. COMPENSATION. Provided Employee continues to be employed by the Corporation pursuant to the terms of this Agreement, the Corporation agrees to pay Employee and Employee agrees to accept from the Corporation, in payment for Employee's services hereunder, base compensation at the rate of Six Thousand Five Hundred and 00/100 Dollars ($6,500.00) per

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month payable in accordance with the Corporation's normal pay practices.  The amount of Employee's compensation shall be reviewed at each one year anniversary date of this Agreement and may be increased by the Board of Directors in its sole discretion. The compensation has been expressed in terms of a gross amount, and the Company is required to withhold from such gross amount deductions in respect of federal, state or local income taxes, FICA and the like.

     6. BUSINESS EXPENSES. The Corporation shall reimburse Employee or otherwise provide for or pay for all reasonable expenses incurred by employee in furtherance or in connection with the business of the Corporation, including, but not by way of limitation, traveling expenses, and reasonable entertainment expenses (whether incurred while traveling, or otherwise) in a manner consistent with the Corporation's policy regarding such expenses. If such expenses are paid in the first instance by employee, the Corporation will reimburse him therefor. Expenses shall be reported and documented as required by the Corporation and the United States Treasury Department for deductible business expenses.

     7. OTHER BENEFITS. The Corporation shall provide Employee with medical insurance and such other fringe benefits which are at least equal to the medical insurance and other fringe benefits being provided by the Corporation to Employee as of July 1999.

     8. VACATION. Employee shall be entitled to vacation time in accordance with the vacation policies of the Corporation. Scheduled vacation time must be approved in advance by the President of americabilia.com.

     9. TERMINATION BY COMPANY FOR CAUSE. Employee's employment under this Agreement may be terminated immediately by Company upon the occurrence of one or more of the following causes:

          (a) Employee's conviction of any criminal act involving moral turpitude or which otherwise tends to bring disrepute upon Company;

          (b) The commission by Employee of any act of dishonesty in connection with the performance of any of Employee's duties hereunder (including, but not limited to falsification of Company records, making false statements of material facts to third parties regarding Company's business, fraud, and misappropriation or embezzlement against Company or any of its customers or suppliers);

          (c) Any willful material breach by Employee of any of the covenants, conditions or restrictions pertaining to disclosure or use of confidential information, proprietary rights and materials of the Corporation or unfair competition as set forth in Sections 10, 11 or 12 of this Agreement;

          (d) The material failure to perform Employee's duties, and/or to observe the written rules, regulations, policies, directions or restrictions adopted by the Company from time to time to the extent such rules, regulations, policies, directions or restrictions are not inconsistent with the terms of this Agreement, provided that such failure shall not have been cured within ten (10) days after Employee is given specific notice and an opportunity to cure such failure;

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          (e)  If Employee dies or becomes disabled (Employee shall be deemed
"disabled" for purposes of this Agreement if he is unable, by reason of illness, accident, or other physical or mental incapacity, to perform substantially all of his regular duties for a continuous period of one hundred eighty (180) days); and

          (f) Repeated abuse of alcohol or illegal narcotics confirmed by testing which results in the failure of Employee to perform his duties hereunder. Employee agrees to submit to drug and alcohol testing as deemed necessary by Employer in its reasonable discretion.

Upon termination of Employee's employment by Company for cause, Employee shall be entitled to all compensation accrued but unpaid to the date of termination, but Employee shall have no further rights to any salary, benefits or other compensation of any kind or nature.

     10.  DISCLOSURE OR USE OF CONFIDENTIAL INFORMATION.

          (a) DEFINITION OF CONFIDENTIAL INFORMATION. As used herein, the term "Confidential Information" means any and all trade secrets or other confidential information of any kind, nature or description concerning any matters affecting or relating to the business of the Corporation which derives economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and which is subject to efforts by the Corporation that are reasonable under the circumstances to maintain its secrecy. Confidential Information shall include information (not readily compiled from publicly available sources) which is made available to Employee during the course of his employment including, but not limited to, operations and financial information concerning the Corporation's business; customer names, addresses, buying habits, needs and the methods of fulfilling those needs; supplier names, addresses and pricing policies; and the Corporation's pricing policies. Employee agrees to cooperate with the Corporation to maintain the secrecy of and limit the use of such Confidential Information.

          Employee further agrees that he is under no obligation to any former employer which is in any way inconsistent with this Agreement or which imposes any restriction on the Corporation. Employee also acknowledges that he has been instructed that during the term of employment by the Corporation, he is not to divulge to the Corporation, its employees or its consultants any confidential information or trade secrets obtained from any previous employers or any other person.

          (b) FIDUCIARY DUTY; APPROPRIATION OF CONFIDENTIAL INFORMATION. Employee agrees to perform his duties pursuant to this Agreement in good faith and in a manner which he honestly believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. Employee agrees to observe a duty of loyalty to the Corporation placing the interests of the Corporation ahead of his own. Employee will keep confidential and will not directly or indirectly divulge to anyone (except as required by applicable law or in connection with the performance of his duties and responsibilities as an employee hereunder) nor use or otherwise appropriate for Employee's own benefit, or on behalf of any other person, firm, partnership or corporation by whom Employee might subsequently be employed or otherwise associated or affiliated with, any Confidential Information. Employee agrees that he will not at

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any time during or after the termination or expiration of his employment, except as authorized or directed in writing by the Corporation, use the Confidential Information for Employee's own benefit or copy, reveal, divulge or make known in any manner to any person, firm or corporation the Confidential Information.

     11. PROPRIETARY RIGHTS AND MATERIALS. All documents, memoranda, reports, notebooks, correspondence, files, lists and other records, and the like, designs, drawings, specifications, computer software and computer equipment, computer printouts, computer disks, and all photocopies or other reproductions thereof, affecting or relating to the business of the Corporation, which Employee shall prepare, use, construct, observe, possess or control ("the Corporation Materials"), shall be and remain the sole property of the Corporation. Upon termination of this Agreement, Employee shall deliver promptly to the Corporation all such the Corporation Materials.

     12. COVENANT AGAINST UNFAIR COMPETITION. During the term of this Agreement, Employee agrees (i) he will not, directly or indirectly, own an interest in, operate, join, control or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder or principal of any corporation, partnership, proprietorship, firm, association, person or other entity providing services which directly or indirectly compete with the Corporation's business; (ii) he will not undertake planning for or organization of any business activity competitive with the Corporation's business or combine or conspire with other employees or representatives of the Corporation's business for the purpose of organizing any such competitive business activity; (iii) he will not, directly or indirectly, either for Employee or for any other person, firm or corporation, divert or take away or attempt to divert or take away of the Corporation's customers, including but not limited to those upon whom Employee called or whom Employee solicited or serviced or with whom Employee became acquainted while engaged as an employee in the Corporation's business; and (iv) he will not, directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor or otherwise) by the Corporation to terminate his or her employment or engagement.

     13. TERM CORPORATION AS INCLUDING CORPORATE AFFILIATES. For purposes of this Agreement, the term "Corporation" shall be deemed to include any corporation which is in control of, controlled by, or under common control with the Corporation, whether or not Employee is directly employed by such other corporation or corporations.

     14. ATTORNEYS' FEES. If any legal action arises under this Agreement or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions.

     15. ENFORCEMENT; SEVERABILITY. The Corporation and Employee recognize and acknowledge that Employee is employed under this Agreement as an employee in a position where Employee will be rendering personal services of a special, unique, unusual and extraordinary character requiring extraordinary ingenuity and effort by Employee. Employee

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agrees that the breach by him of this Agreement, including its covenants, could not reasonably or adequately be compensated in damages in an action at law and that the Corporation shall be entitled to injunctive relief, which may include but shall not be limited to restraining Employee from rendering any service that would breach this Agreement. However, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by the Corporation shall not constitute a waiver of the right to pursue other available remedies. If in any proceeding, an arbiter shall refuse to enforce this Agreement, whether because the restrictions contained herein are more extensive than is necessary to protect the business of the Corporation, it is expressly understood and agreed between the parties hereto that this Agreement is deemed modified to the extent necessary to permit this Agreement to be enforced in any such proceedings. The validity and enforceability of the remaining provisions or portions thereof shall not be affected thereby and shall remain valid and enforceable to the fullest extent permitted under applicable laws.

     16. CONTINUING OBLIGATIONS. Employee's obligations pursuant to Paragraphs 10 and 11 of this Agreement and the rights and remedies of the Corporation hereunder shall continue in effect beyond the term of this Agreement and such obligations shall be binding on Employee's assigns, heirs, executors, administrators and other legal representatives.

     17. ACCOUNTING FOR PROFITS. Employee covenants and agrees that if he violates the provisions of Paragraphs 10, 11 or 12, the Corporation shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or other benefits that Employee has realized and/or may realize as a result of or in connection with any such violation. These remedies shall be in addition and not in limitation of any injunctive relief or other rights or remedies to which the Corporation is or may be entitled at law, in equity or under this Agreement.

     18. ARBITRATION. Any controversy or dispute between the parties to this Agreement involving the construction, interpretation, application or performance of the terms, covenants or conditions of this Agreement, or in any way arising under this Agreement shall, be decided by neutral binding arbitration in accordance with the rules of the American Arbitration Association, and not by court action except as provided by Nevada law for judicial review of arbitration proceedings. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.
 The parties shall have the right to discovery. The filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver of the right to arbitrate under this provision.

     19. WAIVER OR MODIFICATION. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any modification or waiver shall be offered or received as evidence in any arbitration between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this Paragraph may not be waived except as herein set forth.

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     20.  ENTIRE AGREEMENT.  This Agreement contains the sole and entire agreement between the parties as to the matters contained herein, and supersedes any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representation with respect to such matters of this Agreement or any representations except as are specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties further acknowledge that statements or representations that may have been heretofore made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealing with the other.

     21. CHOICE OF LAW. This Agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of Nevada.

     22. BINDING EFFECT OF AGREEMENT; ASSIGNMENT; MERGER; DISSOLUTION. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, assigns and legal representatives. This Agreement shall be construed as a contract for personal services by Employee to the Corporation and shall not be assignable by Employee. In the event of the sale, merger or consolidation of the Corporation and subject to Employee's right to terminate this Agreement as herein provided, Employee agrees that the Corporation may assign its rights and obligations hereunder to its successor or purchaser.

     23. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified registered mail, return receipt requested, with postage prepaid to their current address or to such other address as they request in writing.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.

                              "Corporation"

                              americabilia.com

                              By:/s/ GARY MOORE
                                   ------------------------------------
                                   Gary Moore, President

                              "Employee"

                              /s/ Keith Veltre
                              -----------------------------------------
                              KEITH VELTRE

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